Exhibit 4.18
EXECUTION VERSION

ALION SCIENCE AND TECHNOLOGY CORPORATION
Issuer

12% Senior Secured Notes due 2014
Subsidiary Guarantors
named herein

INDENTURE

Dated as of March 22, 2010

Wilmington Trust Company
Trustee

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(d)	7.06
314(a)	4.02; 4.16
(b)	N.A.
(c)(1)	7.02; 12.04
(c)(2)	7.02; 12.04
(c)(3)	N.A.
(d)	11.02; 11.03
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.10
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
N.A. means Not Applicable.

2

3

4

Rule 144A/Regulation S/IAI Appendix

Exhibit 1 —	Form of Initial Security

Exhibit A —	Form of Exchange Security or Private Exchange Security

     INDENTURE dated as of March 22, 2010, among ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Units and the Initial Securities and, if and when issued pursuant to a registered exchange for Initial Securities, the Exchange Securities and if and when issued pursuant to a private exchange for Initial Securities, the Private Exchange Securities:
Article 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
          “Additional Assets” means (1) any property, plant or equipment used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
          “Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Securities deemed issued through the payment of interest with respect to the Securities in the form of increasing the outstanding principal amount of the Securities or issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.
          “Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any non-cash charges or expenses (other than the write-down of current assets) for such period, including (A) non-cash expenses associated with the recognition of the difference between the fair market value of the Junior Warrants and the exercise price of the Junior Warrants and (B) non-cash expenses with respect to the Junior Warrants and accretion of the Junior Warrants and minus (b) without duplication all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period.

          “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 1, 2013, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
          “Administrative Agent” means Credit Suisse AG, Cayman Islands Branch until a successor replaces it and, thereafter, means the successor.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
          “After-Acquired Property” means (i) assets acquired by the Company or any Restricted Subsidiary after the Issue Date that constitute accretions, additions or technological upgrades to the equipment or operations that form part of the Collateral or constitute separate equipment, plants and operations that are integrated physically or operationally in any material respect with any other part of the Collateral, (ii) any other assets of the Company or any Subsidiary Guarantor acquired after the Issue Date (other than assets secured by a Lien of the type described in clauses (1), (4) and (5) of the definition of “Permitted Liens”) and (iii) any assets acquired by the Company or any Restricted Subsidiary in compliance with Section 4.06.
          “Applicable Indebtedness” means:

     (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary or any other non-debt obligation that, in each case, is secured at such time by such asset under a Lien that takes priority in right of payment upon enforcement over the Lien in respect of the Secured Notes under the Security Documents;
     (2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Restricted Subsidiary that is not a Subsidiary Guarantor but the Capital Stock of which is included in the Collateral, (A) any Indebtedness or other obligation referred to in clause (1) above, (B) any Indebtedness (other than Disqualified Stock) of such Restricted Subsidiary or (C) any Indebtedness (other than Disqualified Stock) of any other Restricted Subsidiary that is not a Subsidiary Guarantor; or
     (3) in respect of any other asset, Senior Indebtedness of the Company or Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary.
          “Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess, if any, of (A) an amount equal to the present value at such redemption date of (i) the redemption price of such Security on April 1, 2013 (such redemption price being described in the second paragraph of section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through April 1, 2013 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.
          “Applicable Senior Indebtedness” means:
          (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Senior Indebtedness that is secured at such time by a Lien on such asset (unless such Lien is junior in any respect to the Lien for the benefit of the Secured Notes); or
          (2) in respect of any other asset, Senior Indebtedness of the Company or any Subsidiary Guarantor.
          “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or
     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01, (C) a disposition of assets with a Fair Market Value of less than $500,000, (D) a disposition of cash or Temporary Cash Investments and (E) the creation of a Lien or a Permitted Collateral Lien (but not the sale or other disposition of the property subject to such Lien or a Permitted Collateral Lien).
          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.
          “Board of Directors” with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board. Unless otherwise specified, the Board of Directors refers to the Board of Directors of the Company.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.
          “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, phantom stock and stock appreciation rights, but excluding any debt securities convertible into such equity.
          “Change of Control” means the occurrence of any of the following events:
     (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holder beneficially owns (as defined in 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holder beneficially owns (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);
     (2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
     (3) the adoption of a plan relating to the liquidation or dissolution of the Company; and

     (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” means all of the “Collateral” referred to in the Security Documents and all of the other property and assets that are or are required under the terms hereof or of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement).
          “Collateral Agent” means Wilmington Trust Company until a successor replaces it and, thereafter, means the successor.
          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
          “Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from such redemption date to April 1, 2013, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to April 1, 2013.
          “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

          “Consolidated Coverage Ratio” for any period for which internal financial statements are available immediately preceding the date on which such calculation is being made means the ratio of (a) the aggregate amount of Adjusted EBITDA for such period to (b) Consolidated Interest Expense for such period payable in cash.
          “Consolidated Interest Expense” means, for any period, the sum of (a) the interest expense (excluding fees and any interest expense attributable to any accretion in the value of the Junior Warrants but including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Company or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company or any Restricted Subsidiary with respect to Interest Rate Agreements. Consolidated Interest Expense does not include cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust.
          “Consolidated Net Income” means, for any period, the net income or loss of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that (a) there shall be excluded, in each case to the extent included in determining the net income or loss of the Company and the Restricted Subsidiaries for such period on a consolidated basis under GAAP, (i) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (ii) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or the date that such Person’s assets are acquired by the Company or any Restricted Subsidiary, (iii) any gains attributable to sales of assets out of the ordinary course of business and the transaction costs in connection with such sales and (iv) any extraordinary or non-recurring gains or other income items and (b) there shall be added back, in each case to the extent deducted in determining the net income or loss of the Company and the Restricted Subsidiaries for such period on a consolidated basis under GAAP, (i) any non-cash compensation charge or expense including any such charge or expense relating to stock appreciation rights and phantom stock plans, (ii) any non-cash contributions to the ESOP, (iii) amortization of goodwill and other intangible assets, (iv) any losses attributable to sales of assets out of the ordinary course of business and the transaction costs in connection with such sales and (v) any extraordinary or non-recurring losses or charges.
          Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital of the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the six-month anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.
          The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
          “Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “ESOP” means the employee benefit plan entitled “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan” adopted and maintained by the Company and as in effect on the Issue Date and as may be amended as required by a change in applicable law after the Issue Date.
          “ESOP Plan Documents” means collectively, the governing agreements and other documents and instruments of the ESOP, in each case as in effect on the Issue Date and as may be amended as required by a change in applicable law after the Issue Date.
          “ESOT” means the trust entitled “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust” and adopted and maintained by the Company pursuant to the applicable ESOP Plan Documents, as in effect on the Issue Date and as may be amended as required by a change in applicable law after the Issue Date.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Exchange Securities” means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount not to exceed, the Initial Securities, in compliance with the terms of the Registration Rights Agreement.
          “Existing Notes” means the Company’s 10.25% senior unsecured notes due February 2015.
          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors.

          “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
     (1) the “Accounting Standards Codification” of the Financial Accounting Standards Board;
     (2) such other statements by such other entity as approved by a significant segment of the accounting profession; and
     (3) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
          “Grantor” means the Company and each Subsidiary Guarantor.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations under this Indenture and with respect to the Securities on the terms provided for in Article 10 of this Indenture.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          “Holder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:
     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and
     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness, will not be deemed to be the Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);
     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and
     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the sellers may become entitled to the extent such payment is determined by reference to a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above but without duplication or double-counting of any Indebtedness described in two or more clauses above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
          “Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent, the Administrative Agent, the Issuer

and each Subsidiary Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
          For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04, “Investment” shall include:
     (1) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.
          “Issue Date” means March 22, 2010.
          “Junior Priority Liens” means Liens that are junior in priority to the Liens on the Collateral securing the Notes Obligations.

          “Junior Subordinated Notes” means the Company’s Seller Subordinated Notes due December 20, 2010 in an outstanding aggregate principal amount on the Issue Date of approximately $50.0 million.
          “Junior Warrants” means an aggregate of 1,630,437 detachable redeemable common stock warrants issued on August 29, 2008, to be purchased and canceled by the Company on the Issue Date.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:
     (1) all direct costs relating to such Asset Disposition, including, without limitation, legal, investment banking, accounting, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;
     (2) except to the extent such Asset Disposition involved the disposition of Collateral, all payments (whether principal, interest, premium or other) made on any Indebtedness which is secured by any assets subject to such Asset Disposition or required to be repaid as a result of the Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets or other agreement with respect to such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including indemnification liabilities, purchase price adjustments, and employee benefit plan liabilities; and
     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.
          “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Notes Obligations” means with respect to the Securities, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the Securities, this Indenture, the Security Documents and the Intercreditor Agreement.
          “Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the principal executive officer, the principal financial officer, the controller, the treasurer, the assistant treasurer or the principal accounting officer of the Company.
          “Opinion of Counsel” means a written opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
          “Permitted Acquisition” means the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of a Person, a line of business or division of a Person or not less than 100% of the Capital Stock of a Person (the “Acquired Entity”); provided that (a) such acquisition was not preceded by an unsolicited tender offer for such Capital Stock by, or proxy contest initiated by, the Company or any Subsidiary of the Company; (b) the Acquired Entity or the assets, line of business or division acquired shall be in a similar line of business as that of the Company and its

Subsidiaries as conducted during the current and most recent calendar year; (c) (i) the Acquired Entity or division is located, and substantially all of its operations are conducted, in the United States of America or (ii) substantially all of the assets acquired are located in the United States; (d) at the time of such transaction both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (e) the Company shall have delivered to the Trustee a certificate of the chief financial officer of the Company confirming compliance with clauses (a) through (d) above, together with all relevant financial information for the Acquired Entity, acquired line of business or division or acquired assets and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (a) through (d) above.
          “Permitted Collateral Liens” means:
     (1) Liens on the Collateral that are described in one or more of clauses (1) through (6), (9), and (12) through (19) of the definition of “Permitted Liens”;
     (2) Liens on the Collateral securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clauses (1) and (19) of paragraph (b) of Section 4.03 and Liens securing other obligations under the documents governing such Indebtedness not constituting Indebtedness;
     (3) Junior Priority Liens on the Collateral securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to paragraph (a) of Section 4.03 or clauses (2) through (18) of Section 4.03(b) and Liens securing other obligations under the documents governing such Indebtedness not constituting Indebtedness;
     (4) Liens on the Collateral securing Notes Obligations (including PIK Interest on any Securities) and Liens securing other obligations under the documents governing the Securities issued on the Issue Date not constituting Indebtedness;
     (5) Liens on the Collateral securing Obligations in respect of an aggregate principal amount of Indebtedness not to exceed the maximum principal amount of Indebtedness that, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 3.0:1.0, and Liens securing other obligations under the documents governing such Indebtedness not constituting Indebtedness;
     (6) Liens securing Obligations in respect of any Refinancing Indebtedness incurred to Refinance Indebtedness then outstanding and secured by Liens permitted by the foregoing clauses (2), (3), (4), (5) and this clause (6), and Liens securing other obligations under the documents governing such Indebtedness and Refinancing Indebtedness not constituting Indebtedness; provided that any Liens securing Obligations in respect of any Refinancing Indebtedness incurred to

Refinance Indebtedness then outstanding and secured by Liens permitted by the foregoing clause (3) must be Junior Priority Liens; and
     (7) Liens on the Collateral securing Obligations in respect of Hedging Obligations of the Company, any Subsidiary Guarantor and their Subsidiaries (including Priority Hedging Obligations) and cash management obligations of the Company, any Subsidiary Guarantor and their Subsidiaries (including Priority Cash Management Obligations);
provided that in the case of clauses (2) and (4) through (7), such Lien ranks equal to or junior in priority to all other Liens on such Collateral securing Indebtedness of the Company or such Restricted Subsidiary, as applicable, except that (x) Indebtedness permitted to be Incurred pursuant to clause (1), and Indebtedness up to an aggregate principal amount of $10.0 million permitted to be Incurred pursuant to clause (19), in each case of paragraph (b) of Section 4.03, (y) Priority Cash Management Obligations and (z) Priority Hedging Obligations may have super priority status equivalent to that accorded to the Revolving Credit Facility on the Issue Date pursuant to the Security Documents.
          Permitted Collateral Liens shall include any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding sentence; provided that any such extension, renewal or replacement will be no more restrictive in any material respect than the Lien so extended, renewed or replaced and will not extend in any material respect to any additional property or assets.
          “Permitted ESOP Transactions” means the redemption or repurchase for value of any Capital Stock of the Company as a result of distributions by the ESOT to participants in the ESOP to satisfy diversification requirements under applicable law, including section 401(a)(28) of the Code.
          “Permitted Holder” means the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
     (2) another Person, if as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
     (3) cash and Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;
     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
     (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03; and
     (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date.

          “Permitted Liens” means, with respect to any Person:
     (1) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
     (2) [Intentionally Omitted];
     (3) Liens existing on the Issue Date;
     (4) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the time such other Person becomes a Subsidiary of such Person;
     (5) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the acquisition of the property subject to such Lien;
     (6) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;
     (7) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;
     (8) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (9) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

     (10) Liens in favor of the Company or any Subsidiary Guarantor or Liens on assets of a Restricted Subsidiary of the Company that is not a guarantor in favor solely of another Restricted Subsidiary of the Company that is not a Subsidiary Guarantor;
     (11) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (1), (3), (4) or (5); provided, however, that:
     (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and
     (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (1), (3), (4) or (5) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (12) Liens securing Indebtedness of Foreign Subsidiaries permitted to be Incurred under this Indenture, to the extent such Liens relate only to assets and properties of Foreign Subsidiaries;
     (13) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;
     (14) licenses, leases or subleases granted by the Company or any Restricted Subsidiary to third persons in the ordinary course of business not interfering in any material respect with the business of the Company or any Restricted Subsidiary;
     (15) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (16) Liens arising out of judgments or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $30,000,000 at any time outstanding;
     (17) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which the Company shall have set aside on its books adequate reserves in accordance with GAAP and such contest operates to suspend collection of the contested tax and enforcement of the applicable Lien;
     (18) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and with respect to which the Company shall have set aside on its books adequate reserves in accordance with GAAP and such contest operates to suspend collection of the contested obligations and enforcement of the applicable Lien;
     (19) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations; and
     (20) other Liens securing obligations incurred in the ordinary course of business which obligations, in the aggregate, do not exceed $5,000,000 at any time.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
          “Permitted Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary (a) that is not Secured Indebtedness, (b) that constitutes Subordinated Obligations, (c) that is not incurred while a Default exists, (d) the incurrence of which would not result in a Default and (e) that does not mature and does not require any payment of principal prior to the final maturity date of the Securities.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “PIK Interest” means interest payable by increasing the principal amount of the Securities.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time. References to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of an interest payment with respect to the Securities made by increasing the outstanding principal amount of the Securities.
          “Priority Cash Management Obligations” means obligations owed by the Company or any of its Restricted Subsidiaries (including guarantees thereof) to any lender under the Revolving Credit Facility or any affiliate of a lender under the Revolving Credit Facility (or Person that was a lender or affiliate of a lender at the time such obligation was entered into) in respect of cash management services and purchasing cards, including any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and liabilities relating to purchasing cards; in each case whether existing on the Issue Date or thereafter created.
          “Priority Hedging Obligations” means obligations (including guarantee obligations), whether now existing or hereafter arising, of the Company, any Subsidiary Guarantor or any of their Subsidiaries arising under any Secured Hedge Agreement (whether entered into before or after the Issue Date) (it being understood that if any bank that is a party to a Secured Hedge Agreement ceases to be a lender under the Revolving Credit Facility, such party to a Secured Hedge Agreement (or its affiliate, if applicable) will retain the benefits of the Collateral and guarantees under the Indenture and related documents as a secured party thereunder).
          “Priority Liens” means priority liens securing the Revolving Credit Facility and certain Hedging Obligations and cash management obligations in all of the Collateral.
          “Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.
          “Qualified Equity Offering” means any issuance and sale of common stock by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:
     (1) any issuance and sale with respect to the Company’s common stock registered on Form S-4 or Form S-8; or
     (2) any issuance and sale to any Subsidiary of the Company.

          “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after receiving direction from the Company.
          “Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers and their respective successors and assigns.
          “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as calculated by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;
     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and
     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;
provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          “Registration Rights Agreement” means the Registration Rights Agreement dated March 22, 2010, among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA) LLC.
          “Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date, any business reasonably related, ancillary or complementary to such business and any business providing products or services to any government, governmental authority or agency, department or bureau thereof.
          “Restricted Payment” with respect to any Person means:
     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment (a) in connection with any merger or consolidation involving such Person or (b) to a director, officer or employee of the Company or any Restricted Subsidiary in connection with any long-term incentive plan) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));
     (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including (a) in connection with any merger or consolidation or(b) the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);
     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness, including the Existing Notes and any Subordinated Obligations, but excluding any Secured Indebtedness, of the Company or any Subsidiary Guarantor (other than from the Company or a Restricted Subsidiary); or
     (4) the making of any Investment (other than a Permitted Investment) in any Person.
          “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
          “Revolving Credit Facility” means the Credit Agreement, dated as of March 22, 2010, by and among, the Company, the Subsidiaries of the Company identified therein as Subsidiary Guarantors, the lenders from time to time party thereto, and Credit Suisse, as Administrative Agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, and any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more other agreements (and related documents) governing Indebtedness, including indentures, incurred to Refinance, substitute, supplement or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or one or more successors to the credit agreement or one or more new credit agreements or other agreements.
          “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Secured Hedge Agreement” means any hedge agreement permitted under the Revolving Credit Facility.
          “Secured Indebtedness” means any Indebtedness of the Company and the Restricted Subsidiaries secured by a Lien.
          “Secured Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (a) all Secured Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, including any Secured Indebtedness to be Incurred on such date, to (b) the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available.
          “Secured Obligations” means all Obligations secured by the Security Documents.
          “Securities Act” means the U.S. Securities Act of 1933, as amended.
          “Security Documents” means the agreements or other instruments to be entered into among the Collateral Agent and the Grantors pursuant to which security interests in the Collateral are granted to secure the Securities and the Guarantees from time to time.
          “Senior Indebtedness” means with respect to any Person:
     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
     (A) any obligation of such Person to the Company or any Subsidiary;
     (B) any liability for federal, state, local or other taxes owed or owing by such Person;
     (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;
     (D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
     (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
          “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

          “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.
          “Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.
          “Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.
          “Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
          “Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
          “Temporary Cash Investments” means any of the following:
     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the

Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;
     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and
     (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.
          “Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.
          “Trustee” means Wilmington Trust Company until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors of the Company may

designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
          Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

          SECTION 1.02. Other Definitions.

	Defined in
Term	Section
“Affiliate Transaction”	4.07	(a)
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.09	(b)
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Initial Lien”	4.10
“legal defeasance option”	8.01	(b)
“Offer”	4.06	(b)
“Offer Amount”	4.06	(c)(2)
“Offer Period”	4.06	(c)(2)
“Paying Agent”	2.03
“Purchase Date”	4.06	(c)(1)
“Registrar”	2.03
“Successor Company”	5.01	(a)(1)
          Capitalized terms not defined in Sections 1.01 and 1.02 have the meanings assigned to them in the Appendix.
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture will be subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC;
          “indenture securities” means the Securities and the Subsidiary Guarantees;
          “indenture security holder” means a Holder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (7) secured Indebtedness shall not be deemed to be subordinate or junior in right of payment to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;
     (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and
     (10) all references to the date the Securities were originally issued shall refer to the Issue Date.
Article 2
The Securities
          SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.
          SECTION 2.02. Execution and Authentication. At least one Officer shall sign the Securities for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          The Trustee shall, upon a written order of the Company signed by at least one Officer, authenticate and deliver Securities for original issue in an aggregate principal amount specified therein. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.
          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA § 312(a).
          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Securities or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture. The Trustee shall have no responsibility for any actions taken or not taken by the Registrar.
          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional Notes Obligation of the Company.
          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.
          SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
          SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.
          With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;
     (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to not be fungible for U.S. federal income tax purposes with any other securities issued under this Indenture; and
     (3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.
Article 3
Redemption
          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed.
          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an

Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.
          SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis to the extent practicable, unless the Securities are listed on any national securities exchange, in which case the Trustee shall select Securities for redemption in accordance with the rules and requirements of such exchange. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000 in excess of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.
          The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) an amount of money in same day funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.
          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
Article 4
Covenants
          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture an amount of money in same day funds sufficient to pay all principal and cash interest then due.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and, in any event, will provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and other reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If the SEC will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
          At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).
          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Coverage Ratio exceeds 2.0 to 1.0.
          (b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:
     (1) Indebtedness Incurred by the Company pursuant to the Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $25,000,000 less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A);
     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, and (C) if a Subsidiary Guarantor is the obligor on such

Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty;
     (3) the Securities and the Exchange Securities (including any PIK Interest thereon but excluding any Additional Securities);
     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));
     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);
     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) of this Section 4.03(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;
     (7) Hedging Obligations consisting of Interest Rate Agreements (and renewals thereof) directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture;
     (8) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
     (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;
     (10) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (1), (2), (3), (4) or (6) of this Section 4.03(b) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3) or (4) of this Section 4.03(b);

     (11) Indebtedness of any Foreign Subsidiary to the extent Incurred for working capital purposes;
     (12) Indebtedness of the Company or any Subsidiary Guarantor incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (a) such Indebtedness is Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (b) the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (12), when taken together with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations outstanding at such time pursuant to the immediately succeeding clause (13), shall not exceed the greater of $25,000,000 and 2.5% of Total Assets;
     (13) Capital Lease Obligations and Synthetic Lease Obligations; provided that the aggregate amount of all Capital Lease Obligations and Synthetic Lease Obligations outstanding at any time pursuant to this clause (13), when taken together with the aggregate principal amount of Indebtedness outstanding at such time pursuant to the immediately preceding clause (12), shall not exceed the greater of $25,000,000 and 2.5% of Total Assets;
     (14) Permitted Subordinated Indebtedness of the Company or any Restricted Subsidiary Incurred to (a) finance a Permitted ESOP Transaction, (b) finance a Permitted Acquisition or (c) refinance existing Indebtedness of a Person that becomes a wholly owned Subsidiary of the Company as a result of a Permitted Acquisition (so long as such Indebtedness is not Incurred in contemplation of the applicable Permitted Acquisition); provided that the aggregate amount of all Permitted Subordinated Indebtedness outstanding at any time pursuant to this clause (14) shall not exceed $35,000,000;
     (15) Indebtedness of the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
     (16) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within 30 days of the applicable Incurrence;
     (17) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs, or similar obligations, in each case, incurred or assumed in connection with any business acquisition or any disposition of any business, assets or Subsidiary other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (a) the total amount of such Indebtedness which may be Incurred with respect to any such transaction shall not exceed the gross proceeds including non-cash proceeds actually received by the Company or any Restricted Subsidiary in connection therewith and (b) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary under GAAP;
     (18) Indebtedness constituting obligations of the Company or any Restricted Subsidiary under deferred compensation agreements entered into in the ordinary course; provided that such obligations are satisfied within 30 days of becoming due; and
     (19) Indebtedness of the Company or any Restricted Subsidiary, including Additional Securities, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (18) of this Section 4.03(b) or Section 4.03(a)) does not exceed $20,000,000.
          (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated in right of payment to the Securities or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.
          (d) For purposes of determining compliance with this Section 4.03:
     (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;
     (2) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and
     (3) any Indebtedness originally classified as Incurred pursuant to one of the clauses in Section 4.03(b) above (other than pursuant to Section 4.03(b)(1)) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to Section 4.03(a) above or another clause in Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification.

          (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.
          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
     (1) a Default shall have occurred and be continuing (or would result therefrom);
     (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or
     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):
     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (B) 100% of the aggregate Net Cash Proceeds received by the Company (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date, (y) as a contribution in respect of the outstanding Qualified Capital Stock of the Company by its stockholders subsequent to the Issue Date and (z) from optional employee contributions to the ESOP subsequent to the Issue Date; plus

     (C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Capital Stock that constitutes Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus
     (D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
          (b) The provisions of Section 4.04(a) shall not prohibit:
     (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);
     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
     (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;
     (4) the declaration and payment of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;
     (5) repurchases of Capital Stock deemed to occur upon exercise (including a cashless exercise) of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (6) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors or the Compensation Committee thereof); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (7) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

     (8) payments of intercompany Subordinated Obligations, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (9) any purchase or redemption of Subordinated Obligations of the Company or a Subsidiary Guarantor from Net Available Cash to the extent permitted under Section 4.06 after the Company (or a Restricted Subsidiary, as the case may be) has made an offer to the Holders of the Securities to purchase the Securities pursuant to Section 4.06(a)(3)(C); provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;
     (10) in the event of an Asset Disposition that requires the Company to offer to repurchase Securities pursuant to Section 4.06, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 100% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, 100% of the accreted value) of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an offer with respect to the Securities pursuant to the provisions of Section 4.06 and has repurchased all Securities validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Obligations may not exceed (x) the amount by which Net Available Cash was reduced as a result of the offer with respect to the Securities less (y) the Net Available Cash actually used to consummate the offer of the Securities (and any other Senior Indebtedness included in such offer); provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;
     (11) Permitted ESOP Transactions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (12) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any payment to any director, officer or employee of the Company or of any Restricted Subsidiary in connection with any long-term incentive plan in an aggregate amount for all directors, officers and employees not to exceed $3,000,000 (as such amount may be increased from time to time pursuant to this clause (12) , the “LTIP Amount”) in any fiscal year; provided however, that (a) on the first day of each fiscal year commencing after September 30, 2010 (each, a “Test Date”), (i) if the Adjusted EBITDA of the

Company (the “Prior Year Adjusted EBITDA”) for the fiscal year most recently ended before the Test Date (the “Prior Year”) is greater than the Adjusted EBITDA (the “Comparative Year Adjusted EBITDA”) of the Company for the fiscal year ended September 30, 2009, the LTIP Amount shall be increased to an amount equal to the Prior Year Adjusted EBITDA divided by the Comparative Year Adjusted EBITDA multiplied by the LTIP Amount and (ii) unused amounts in any twelve-month period may be carried over to the succeeding twelve-month period and (b) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (13) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Existing Notes up to an aggregate amount of $10,000,000; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and
     (14) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (14), does not exceed $10,000,000; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) the amount of Restricted Payments made pursuant to this clause (14) shall be included in the calculation of the amount of Restricted Payments.
          SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or a Subsidiary Guarantor, (b) make any loans or advances to the Company or a Subsidiary Guarantor or (c) transfer any of its property or assets to the Company or a Subsidiary Guarantor, except:
          (1) with respect to clauses (a), (b) and (c),
     (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Revolving Credit Facility in effect on the Issue Date;
     (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;
     (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;
     (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
     (E) any encumbrance or restriction pursuant to applicable law, rule, regulation or order;
     (F) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;
     (G) any encumbrance or restriction with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;
     (H) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;
     (I) provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis; and
     (2) with respect to clause (c) only,
     (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and
     (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.
          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) to any of the following: (A) to prepay, repay, redeem or purchase Applicable Indebtedness selected by the Company (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that if the assets that were the subject of such Asset Disposition constituted Collateral, then such Additional Assets shall be pledged at the time of their acquisition to the Collateral Agent as Collateral for the benefit of the Holders, subject to Permitted Collateral Liens; and (C) to make an offer to the holders of the Securities (and to holders of other Applicable Senior Indebtedness designated by the Company) to purchase Securities (and such other Applicable Senior Indebtedness) pursuant to and subject to the conditions contained in this Section 4.06; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, unless the Asset Disposition involves the disposition of Collateral, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06(a) exceeds $7,500,000. Pending the final application of any Net Available Cash, the Company or any of the Restricted Subsidiaries may temporarily reduce outstanding revolving Indebtedness that is Applicable Senior Indebtedness or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture; provided that the assets received in respect of such investments are pledged to the Collateral Agent as Collateral for the benefit of the Holders, subject to Permitted Collateral Liens and the terms of the Security Documents and the Intercreditor Agreement.
          For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents: (i) the assumption or discharge of Applicable Indebtedness of the Company or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock of the Company or Preferred Stock of a Subsidiary Guarantor) and the

release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.
          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Applicable Senior Indebtedness) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Applicable Senior Indebtedness) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Applicable Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Applicable Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Applicable Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or $1,000 multiples thereof; provided, however, that selected Securities in denominations of $1,000 or less will be purchased in whole and not in part. The Company shall not be required to make an Offer to purchase Securities (and other Applicable Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $7,500,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer.
     (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in a minimum amount of $1,000 or larger integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).
     (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.
     (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
     (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.
          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless: (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $10,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and (3) if such Affiliate Transaction involves an amount in excess of $20,000,000, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
          (b) The provisions of Section 4.07(a) shall not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to this Section 4.04(a)(3)); (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1,000,000 in the aggregate outstanding at any one time; (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; (7) earn-out payments (A) made in connection with acquisitions permitted under this Indenture and (B) negotiated prior to the consummation of the applicable acquisition; and (8) any agreement as in effect on the Issue Date and described in the Confidential Offering Circular of the Company dated March 11, 2010 or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.
          SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business.
          SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that with respect to accrued but unpaid PIK Interest to the date of repurchase, such interest shall be paid in cash at 100% of the accrued and unpaid amount thereof.
          (b) Within 30 days following any Change of Control, unless the Company shall have previously mailed a redemption notice with respect to all outstanding Securities as described under paragraph 5 of the Securities, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), provided, however, that with respect to accrued but unpaid PIK Interest to the date of repurchase, such interest shall be paid in cash at 100% of the accrued and unpaid amount thereof;
     (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);
     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
          (e) Notwithstanding the foregoing provisions of this Section 4.09, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer to be made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
          (f) A Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.
          SECTION 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired securing any Indebtedness, other than (a) in the case of any property or asset that does not constitute Collateral, Permitted Liens; provided that any Initial Lien on such property or assets will be permitted notwithstanding that it is not a Permitted Lien if the Secured Notes and Guarantees are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Secured Notes or the Guarantees) the obligations so secured until such time as such obligations are no longer secured by a Lien; and (b) in the case of any asset that constitutes Collateral, Permitted Collateral Liens.

          Any Lien created for the benefit of the Holders of the Securities pursuant to the proviso in clause (a) of the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
          SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (2) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10, (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and (c) the Company applies the proceeds of such transaction in compliance with Section 4.06.
          SECTION 4.12. Future Subsidiary Guarantors. The Company shall cause each Domestic Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (7), (8) or (9)) to, and each Foreign Subsidiary that enters into a Guarantee of any Indebtedness (other than a Foreign Subsidiary that Guarantees Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of this Indenture.
          SECTION 4.13. Impairment of Security Interest
          (a) Subject to Section 4.13(b), the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of impairing the security interest with respect to a material portion of the Collateral for the benefit of the Trustee and the Holders of the Securities (including the priority thereof), and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, grant to any Person other than the Collateral Agent, for the benefit of the Trustee and the Holders and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral, provided the Company may Incur Permitted Collateral Liens.
          (b) At the direction of the Company and without the consent of the Holders, the Trustee and the Collateral Agent shall from time to time enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) provide for Permitted Collateral Liens, (iii) add to the Collateral, (iv) amend, modify or supplement this Indenture as described in clauses (2), (4), (8), (10), (11), (12), (13) or (14) of Section 9.01 or (v) make any other change thereto that does not adversely affect the Holders in any material respect.

          SECTION 4.14. Additional Security
          At the time any Restricted Subsidiary executes and delivers to the Trustee a Guarantee, the Company shall cause (i) the shares of such Restricted Subsidiary to be pledged and (ii) such Restricted Subsidiary to grant a security interest over its present and future assets in favor of the Collateral Agent on behalf of the Trustee and the Holders, consistent with the security interest granted by the Subsidiary Guarantors prior to such date.
          SECTION 4.15. After-Acquired Property
          Subject to the Security Documents, upon the acquisition by the Company or any Subsidiary Guarantor of any After-Acquired Property, the Company or such Subsidiary Guarantor shall execute and deliver such security instruments, financing statements and other documents and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
          SECTION 4.16. Compliance Certificate.
          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, a signatory of which shall be the principal executive officer, principal financial officer or principal accounting officer, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).
          SECTION 4.17. Further Instruments and Acts. Upon request of the Trustee, the Company and the Subsidiary Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article 5
Successor Company
          SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;
provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.
          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Security Documents, and the predecessor

Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
          (b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty, provided that the foregoing shall not be required in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 in respect of such disposition; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.
Article 6
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (1) the Company defaults in any payment of cash interest or PIK Interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
     (2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;
     (3) the Company fails to comply with Section 5.01;
     (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;
     (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Securities, this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) or the Security Documents, and such failure continues for 60 days after the notice specified below;
     (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $30,000,000, or its foreign currency equivalent at the time;
     (7) the Company, a Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors;
     or takes any comparable action under any foreign laws relating to insolvency;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or
     (C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
     (9) any judgment or decree for the payment of money in excess of $30,000,000 or its foreign currency equivalent at the time is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;
     (10) except as permitted by this Indenture, any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; or
     (11) the security interest purported to be created under any Security Document shall, at any time, cease to be in full force and effect and constitute a valid and perfected lien with the priority required by the applicable Security Document for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or in accordance with the terms of the Security Documents or any security interest purported to be created under any Security Document shall be declared invalid or unenforceable (other than any such failure to be in full force and effect and constitute a valid and perfected lien with the priority required by the applicable Security Document that would not be material to the Holders) or the Company or any Person granting Collateral the subject of any such security interest shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such failure to be in full force and effect or such assertion shall have continued uncured for a period of 10 business days.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clauses (4) and (5) is not an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences or compliance with any provision of this Indenture except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Security Documents or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification or security against all losses, liabilities and expenses caused by taking or not taking such action.
          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in principal amount of the outstanding Securities have requested to the Trustee to pursue the remedy;
     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with the request within such 60-day period.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.
          SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of the rights and powers vested in it by this Indenture, use the same degree of care and skill as a prudent Person would use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
          (i) The Trustee shall have no duty as to any Collateral or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for recording or filing or re-recording or re-filing any financing or continuation statements or recording or re-recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.
          (j) The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Security Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Security Document or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any other Subsidiary Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Security Document by the Company or any other Person that is a party thereto or bound thereby.
          (k) The Trustee may conclusively rely and shall be fully protected in relying on the actions of the Administrative Agent to the extent that the Administrative Agent has discretion with respect to Collateral under any document.
          SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (a) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
          (b) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (d) The Trustee may consult with counsel, and the advice or opinion of counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or such Opinion of Counsel.
          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the reasonable expense of the Company and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall have no duty to ascertain or inquire as to the performance of the Company’s covenants in Article Four hereof or otherwise established by the terms of any Security.
          SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is not opposed to the interest of the Holders.
          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with TIA § 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA § 313(b).
          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor shall, jointly and severally, indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced by such failure. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the other parties hereto.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
Article 8
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture and the Security Documents shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities, the Security Documents and this Indenture and have each Subsidiary Guarantor’s obligation discharged with respect to its Guarantee (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors), the Security Documents and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty and the Security Documents.
          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, Article 7 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 and the rights and immunities of the Trustee under this Indenture shall survive.
          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
     (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be;
     (2) the Company delivers to the Trustee a certificate in form and substance reasonably satisfactory to the Trustee from a nationally recognized firm of independent accountants which is reasonably acceptable to the Trustee expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;
     (4) the deposit does not constitute a default under any other agreement binding on the Company;
     (5) no Default or Event of Default shall have occurred and be continuing;
     (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
     (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and
     (9) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.
          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this

Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received on such U.S. Government Obligations, other than any such tax, fee or other charge which by law is payable by or on behalf of the Holders; it being understood that the Trustee shall bear no responsibility for any such tax, fee or other charge which by law is payable by or on behalf of the Holders.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
Article 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors (with respect to a Subsidiary Guaranty or any provision of this Indenture to which it is a party) and the Trustee may amend, modify or supplement this

Indenture, the Security Documents, any Subsidiary Guaranty or the Securities without notice to or consent of any Holder:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to comply with Article 5;
     (3) to provide for uncertificated Securities in addition to or in place of a definitive note in registered certificated form; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) to add Guarantees with respect to the Securities, including any Subsidiary Guarantees;
     (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor;
     (6) to make any change that does not adversely affect the rights of any Holder;
     (7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
     (8) to conform the text of this Indenture, the Security Documents, the Subsidiary Guaranties and the Securities to any provision of the “Description of the Notes” Section of the Confidential Offering Circular of the Company dated March 11, 2010, to the extent that such provision in such Section was intended by the Company to be a verbatim recitation of a provision of this Indenture, the Security Documents, the Subsidiary Guaranties or the Securities;
     (9) to make any amendment to the provisions of this Indenture, any Subsidiary Guaranty or the Securities relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;
     (10) to provide for the issuance of the Exchange Securities;
     (11) to evidence and provide for the acceptance and appointment of a successor Trustee;
     (12) to add assets to the Collateral or to release Collateral from any Lien pursuant to the Indenture and the Security Documents when permitted or required by the Indenture, to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited under Section 4.13 or otherwise under the Indenture;
     (13) to add parties to the Security Documents or successors, including successor trustees or other representatives; or
     (14) to make provision for equal and ratable pledges of any collateral to secure the Securities or any Additional Securities.
          After an amendment under this Section or under the Security Documents becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder affected thereby, an amendment or waiver may not:
     (1) reduce the amount of Securities whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the time for payment of interest on any Security;
     (3) reduce the principal of or change the Stated Maturity of any Security;
     (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed as described in Article 3 hereto or paragraph 5 of the Securities;
     (5) make any Security payable in money other than that stated in the Security;
     (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;
     (7) make any change in the ranking or priority of any Security that would adversely affect the Holders; or

     (8) make any change in, or release, other than in accordance with this Indenture and the Security Documents, any Subsidiary Guarantee that would adversely affect the Holders; or
     (9) release the security interest granted for the benefit of the Holders in the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted by the Indenture.
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          SECTION 9.06. Trustee and Collateral Agent To Sign Amendments. The Trustee and Collateral Agent shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. If it does, the Trustee or the Collateral Agent may but need not sign it. In signing such amendment the Trustee and the Collateral Agent shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
Article 10
Subsidiary Guarantees
          SECTION 10.01. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees on a senior secured basis, jointly and severally, to each Holder, the Collateral Agent and to the Trustee and its successors and assigns the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Securities, whether for payment of principal of, premium, if any, or interest or additional interest on the Securities, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder, the Collateral Agent or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder, the Collateral Agent or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) any change in the ownership of such Subsidiary Guarantor (except as expressly set forth in Section 10.06).
          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Collateral Agent or the Trustee to any security held for payment of the Guaranteed Obligations.
          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Collateral Agent or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Notes Obligation is rescinded or must otherwise be restored by any Holder, the Collateral Agent or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder, the Collateral Agent or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
          Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.
          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Article.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee in accordance with this Indenture and the Securities, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) upon:
     (1) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture and the Security Documents, in each case other than to the Company or a Subsidiary of the Company; provided, however, that such Subsidiary Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Revolving Credit Facility and any other Indebtedness of the Company or of any Restricted Subsidiary of the Company,
     (2) the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”,
     (3) the release or discharge of all Guarantees by such Restricted Subsidiary and the repayment of all Indebtedness of such Restricted Subsidiary which, if Incurred by such Restricted Subsidiary, would require such Restricted Subsidiary to Guarantee the Securities under Section 4.12,
     (4) the Company’s exercise of its legal defeasance option or covenant defeasance option pursuant to Article 8 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.
At the request of the Company, the Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel and Officers’ Certificate that the provision of this Section 10.06 have been complied with, execute and deliver an appropriate instrument evidencing such release.
          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
Article 11
Collateral
          SECTION 11.01. Collateral and Security Documents.
          (a) To secure the due and punctual payment of the obligations of the Company under this Indenture and the Securities, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee have entered into the Security Documents to create the security interests and related matters. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the other parties secured under the Security Documents pursuant to the terms of the Security Documents subject to the rights of the Priority Liens.
          (b) Each Holder by accepting a Security agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs each of the Trustee and the Collateral Agent to perform its obligations and exercise its rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.
          (c) As more fully set forth in, and subject to the provisions of, the Security Documents, the Secured Parties have rights in and to the Collateral which are equal and ratable with the rights that may be created in favor of the holders of any Refinancing Indebtedness with respect to the Securities and, subject to the rights of the Priority Liens, with the rights of the lenders under the Revolving Credit Facility and certain other parties identified in the Security Documents.
          (d) As among the Holders the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.
          SECTION 11.02. Release of Collateral.
          (a) Collateral securing Notes Obligations owed to the Holders may be released from the security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and this Indenture. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause § 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by § 314(d) of the TIA may be made by an officer of the Company, except in cases which § 314(d) of the TIA requires that such certificate or opinion be made by an independent person.
          (b) The Company and the Subsidiary Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation: (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts including, but not limited to, any customer contract subject to the Lien of the Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business as permitted by the Indenture; (viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and (ix) abandoning any intellectual property that is no longer used or useful in the Company’s business.
          (c) The Company must deliver an Officers’ Certificate to the Trustee and the Collateral Agent within 30 calendar days following the end of each six-month period ending on May 15 and November 15 of each year, to the effect that all releases of Collateral during the preceding six-month period in the ordinary course of business by the Company or any Subsidiary Guarantor, as described in the preceding paragraph, were not prohibited by the Indenture.
          SECTION 11.03. Certificates; Opinions.
          The Company and the Subsidiary Guarantors shall comply with TIA § 314(d), relating to, among other matters, the release of Collateral from the Lien of the Security Documents and Officers’ Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by § 314(d) of the TIA may be made by an officer of the Company, except in cases in which § 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

Article 12
Miscellaneous
          SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
          SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company or any Subsidiary Guarantor:
Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
Attention of:
General Counsel
if to the Trustee:
Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890-1615
Attention of: Corporate Trust Department — Alion Science and Technology Corporation
          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

          SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday,

and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 12.10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Security Documents, any Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

HUMAN FACTORS APPLICATIONS, INC.,
By	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — METI CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — CATI CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — JJMA CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — BMH CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

WASHINGTON CONSULTING, INC.,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — MA&D CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — IPS CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION CANADA (US) CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

WILMINGTON TRUST COMPANY,
By	/s/ Christopher J. Slaybaugh
	Name:	Christopher J. Slaybaugh
	Title:	Assistant Vice President

RULE 144A/REGULATION S/IAI APPENDIX
PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES
     1. Definitions
     1.1 Definitions
          For the purposes of this Appendix the following terms shall have the meanings indicated below:
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.
          “Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate legends set forth in Section 2.3(e).
          “Depository” means The Depository Trust Company, its nominees and their respective successors.
          “Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities as part of the Units are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (ii) the issue date with respect to such Securities.
          “Exchange Securities” means (1) the 12% Senior Secured Notes due 2014 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
          “IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.
          “Initial Purchaser” means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse Securities (USA) LLC, and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Initial Securities” means (1) $310,000,000 aggregate principal amount of 12% Senior Secured Notes due 2014 initially issued as part of the Units on the Issue Date

2

and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
          “Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.
          “Private Exchange Securities” means any 12% Senior Secured Notes due 2014 issued in connection with a Private Exchange.
          “Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated March 11, 2010, among the Company, the Subsidiary Guarantors and the Initial Purchaser, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.
          “Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated March 22, 2010, among the Company, the Subsidiary Guarantors and the Initial Purchaser and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.
          “Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.
          “Securities Act” means the Securities Act of 1933.
          “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
          “Separation Date” means the earlier of: (a) the date that is three months after the Issue Date and (b) the date of the closing of an exchange offer for the Securities or the effective date of a shelf registration statement with respect to the Securities.

3

          “Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.
          “Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.
          “Units” means the Company’s Units issued on the Issue Date, each consisting of $1,000 principal amount of the Company’s 12% Senior Secured Notes due 2014 and one Warrant to purchase 1.9439 shares of common stock, par value $.01, of the Company.
          “Warrants” means the Company’s Warrants, issued as part of the Units on the Issue Date, to purchase an aggregate of 602,614 shares of common stock of the Company.
          “Warrant Agreement” means the Warrant Agreement, dated as of March 22, 2010, between the Company and Wilmington Trust Company, as Warrant Agent.
     1.2 Other Definitions

	Defined in
Term	Section:
“Agent Members”	2.1	(b)
“Global Securities”	2.1	(a)
“IAI Global Security”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Security”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)
     2. The Securities.
     2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities

4

may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global Securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend and other legends set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global Security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”), a Definitive Security or any other Security prior to the termination of the Distribution Compliance Period and then, after the termination of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security or a Definitive Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor, and (iii) in the case of an exchange for a Definitive Security, in compliance with Section 2.4 below.
          The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate certifying that the Distribution Compliance Period may be terminated in accordance with Regulation S and that beneficial interests in the Temporary Regulation S Global Security are permitted to be exchanged for beneficial interests in the Permanent Regulation S Global Security.
          Beneficial interests in Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB,

5

(b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144.
          The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased (including as a result of an interest payment with respect to the Securities made by increasing the outstanding principal amount of the Securities) or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.
          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under

6

such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date 310,000 Units, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by at least one Officer. In the case of clauses (2) and (3), such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.
     2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
          (x) to register the transfer of such Definitive Securities; or
          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or

7

pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or
     (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
     (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and
     (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase,

8

then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.
          (c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

9

     (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
          (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
          (e) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON

10

WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND IN EACH OF CASES (III), (IV) AND (V) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
     Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

11

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.
     Each Definitive Security shall also bear the following additional legend:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

12

     Each purchaser of the Securities understands that prior to the Separation Date each certificate will also bear the following legend (the Separability Legend):
THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12% SENIOR SECURED NOTES DUE NOVEMBER 1, 2014 (A “NOTE”) OF ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND ONE WARRANT (A “WARRANT”) TO PURCHASE 1.9439 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. THE NOTES AND WARRANTS COMPRISING THE UNITS WILL NOT BE PERMITTED TO TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE DATE THAT IS THREE MONTHS AFTER THE WARRANTS ISSUE DATE AND (II) THE DATE OF THE CLOSING OF AN EXCHANGE OFFER FOR THE NOTES OR THE EFFECTIVE DATE OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES.
     Each purchaser of the Securities understands that each certificate will also bear the following legend (the OID Legend):
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE ALLOCATED TO THE NOTE IS $907.95 AND THE ISSUE DATE IS MARCH 22, 2010.
BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: ALION SCIENCE AND TECHNOLOGY COMPANY, 1750 TYSONS BOULEVARD, SUITE 1300, MCLEAN, VA 22102
     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer

13

Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security), and (if the Company or the Registrar so requests or if the applicable rules and procedures of the Depositary so require) the Registrar receives an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth above are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when a Global Security that does not bear the restrictive transfer legend has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company pursuant to Section 2.02 of the Indenture, the Trustee shall authenticate one or more Global Securities that do not bear the restrictive transfer legend in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (ii).
     (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when a Global Security that does not bear the restrictive transfer legend has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company pursuant to Section 2.02 of the Indenture, the Trustee shall authenticate one or more Global Securities without restrictive transfer legends in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iii).
     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange

14

Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.
     (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend, the restricted securities legend and the definitive security legend will be available to Holders that exchange such Initial Securities in such Private Exchange.
     (vi) On or after the Separation Date, the Holder of a Security certificate containing a Separability Legend may surrender such certificate accompanied by a written application to the Registrar, duly executed by the Holder thereof, for a new Security certificate or certificates not containing the Separability Legend.
          (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
          (g) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of

15

the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities.
          (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture or (iii) an Event of Default has occurred and is continuing. In addition, beneficial interests in Global Securities may be exchanged for Definitive Securities upon prior written notice given to the Trustee by or on behalf of the Depository in accordance with the Indenture.
          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, or in the City of Wilmington, Delaware, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiples of $1,000 in excess of $1,000 and registered in such names as the Depository shall direct; provided, however, that a Definitive Security may be issuable in denominations or multiples of less than $1,000 to the extent necessary to accommodate book-entry positions that have been created in denominations or multiples of less than $1,000 by the Depository Trust Company (“DTC”). Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall be registered in the names, and issued

16

in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures), and shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend, global securities legend and definitive securities legend set forth in Exhibit 1 hereto.
          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.
     2.5 Units.
          (a) The Initial Securities will initially be issued as part of the Units. The certificates representing the Units will be issued in the form of one or more fully registered global Units, which shall be deposited with the Trustee, as custodian for Depository, and registered in the name of the Depository or a nominee of the Depository. At least one Officer shall sign the Units for the Company by manual or facsimile signature. A Unit shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Unit. The Units and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B to this Indenture, which is hereby incorporated in and expressly made a part of this Indenture. The signature shall be conclusive evidence that the Unit has been authenticated under this Indenture. On the Issue Date, the Trustee shall, upon a written order of the Company signed by at least one Officer, authenticate and deliver 310,000 Units. Upon authentication of a Unit by the Trustee, the Initial Securities forming a part of the Unit shall be governed by the terms set forth in this Indenture and in Exhibit 1 hereto.
          (b) Prior to the Separation Date, the Initial Securities comprising each Unit shall not trade separately from the Warrants comprising such Unit. On and after the Separation Date, the Initial Securities and the Warrants comprising each Unit shall trade separately and shall no longer form a part of a Unit. On the Issue Date, upon a written order of the Company signed by at least one Officer, the Trustee shall execute one or more Global Securities that shall represent the Initial Securities on the Separation Date (the “Separation Securities”). The Separation Securities shall initially represent Initial Securities in an aggregate principal amount of $0. The Separation Securities shall not contain the Separability Legend. On the Separation Date, the aggregate principal amount of Initial Securities comprising each Unit shall be allocated to the Separation Securities

17

for the credit of the Holders in accordance with applicable Depository procedures. The Separation Securities shall be deemed Initial Securities for all purposes under this Indenture, except to the extent that Initial Securities form a part of the Units prior to the Separation Date.
          (c) Any PIK Interest payable with respect to the Initial Securities forming a part of a Unit on an interest payment date occurring prior to the Separation Date shall be allocated for the credit of the Holders pro rata to the Separation Securities in accordance with the procedures of the Depository.
          (d) The Trustee shall permit transfers and exchanges of the Units on the same terms and conditions and subject to the same restrictions as set forth in this Indenture with respect to transfers and exchanges of the Initial Notes and as set forth in the Warrant Agreement with respect to transfers and exchanges of the Warrants. A Unit represented by a global certificate shall be transferred to the beneficial owners thereof in the form of a definitive security only to the extent such transfer would be permitted with respect to the Initial Securities forming a part of the Unit under this Indenture and with respect to the Warrants forming a part of the Unit under the Warrant Agreement.
The Units are subject to the terms of this Appendix except to the extent any such provision conflicts with any provision of this Section 2.5, in which case this Section 2.5 shall govern.

18

EXHIBIT 1
to RULE 144A/REGULATION S/IAI APPENDIX
[FORM OF FACE OF INITIAL SECURITY]
[OID Legend]
          FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE ALLOCATED TO THE NOTE IS $907.95 AND THE ISSUE DATE IS MARCH 22, 2010.
          BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: ALION SCIENCE AND TECHNOLOGY COMPANY, 1750 TYSONS BOULEVARD, SUITE 1300, MCLEAN, VA 22102, ATTENTION: GENERAL COUNSEL.
[Restricted Securities Legend]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER

19

THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND IN EACH OF CASES (III), (IV) AND (V) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
[Definitive Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

20

[Separability Legend]
          THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12% SENIOR SECURED NOTES DUE NOVEMBER 1, 2014 (A “NOTE”) OF ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND ONE WARRANT (A “WARRANT”) TO PURCHASE 1.9439 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. THE NOTES AND WARRANTS COMPRISING THE UNITS WILL NOT BE PERMITTED TO TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE DATE THAT IS THREE MONTHS AFTER THE WARRANTS ISSUE DATE AND (II) THE DATE OF THE CLOSING OF AN EXCHANGE OFFER FOR THE NOTES OR THE EFFECTIVE DATE OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES.
[Regulation S Legend]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
          UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

21

No.	$
12% Senior Secured Notes due 2014
          Alion Science and Technology Corporation, a Delaware corporation, promises to pay to ___________________________, or registered assigns, the principal sum of _____________________ Dollars [, or such greater or lesser amounts (including any increases in such principal amount in the form of payment in kind interest) as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Security attached hereto]1 on November 1, 2014.
          Interest Payment Dates: May 1 and November 1, commencing on May 1, 2010.
          Record Dates: April 15 and October 15.
          Additional provisions of this Security are set forth on the other side of this Security.
Dated:

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WILMINGTON TRUST COMPANY as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By
Authorized Signatory

[1]	Use if Global Note.

22

[FORM OF REVERSE SIDE OF INITIAL SECURITY]
12% SENIOR SECURED NOTE DUE 2014
1.	Interest
          Alion Science and Technology Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above, payable as set forth below; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue and be payable in cash on this Security (i) so long as the Company is subject to, and complies, subject to Rule 12b-25 of the Exchange Act, with, the periodic reporting requirements of the Exchange Act, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.00% per annum and (ii) otherwise, at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.00% per annum, in each case from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2010. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
          Interest on the Securities will be payable (1) at a rate of 10.000% per annum in cash (“Cash Interest”) and (2) at a rate of 2.000% per annum by increasing the principal amount of the Securities (“PIK Interest”). PIK Interest will be payable by increasing the principal amount of the outstanding Securities by an amount equal to the amount of PIK Interest for the applicable interest period rounded up to the nearest $1.00 (a “PIK Payment”). Cash Interest and PIK Interest will be paid to Holders on a pro rata basis. Following an increase in the principal amount of the outstanding Securities as a result of a PIK Payment, the Securities will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment at the then current rate per annum at which interest accrues on the Securities. References herein to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of a PIK Payment. On any interest payment date on which the Company pays PIK Interest with respect to a global note, the principal amount of such global note shall increase by an amount equal to the interest payable, rounded up to the nearest $1,000, to be allocated for the credit of the Holders pro rata in accordance

23

with their interests and rounded to the nearest $1.00 in accordance with the procedures of DTC. In the event of any discrepancy between the principal amount of a global note and the corresponding principal amount maintained by DTC in accordance with DTC procedures due to differences in rounding, the Trustee is authorized to adjust the principal amount of such global note to conform with the principal amount maintained by DTC.
2.	Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.	Paying Agent and Registrar
          Initially, Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4.	Indenture
          The Company issued the Securities under an Indenture dated as of March 22, 2010 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial

24

Securities issued as part of the Units on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains certain covenants that limit the ability of the Company and its Restricted Subsidiaries to Incur additional Indebtedness; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; issue or sell Capital Stock of Restricted Subsidiaries; engage in transactions with Affiliates; change its line of business; create certain Liens on assets; transfer or sell assets; Guarantee Indebtedness; restrict dividends or other payments of Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Subsidiaries; and engage in sale/ leaseback transactions. These covenants are subject to important exceptions and qualifications.
5.	Optional Redemption
          Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to April 1, 2013.
          On and after April 1, 2013, the Company shall be entitled at its option to redeem all or a portion of the Securities from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Redemption
Period	Price
April 1, 2013 to September 30, 2013	105.0%
October 1, 2013 to March 31, 2014	103.0%
April 1, 2014 to Maturity	100.0%
          In addition, at any time prior to April 1, 2013, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 112.000%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of the aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by any Affiliate of the Company); and (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.
          Prior to April 1, 2013, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of

25

the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
          In addition, not more than once in any twelve-month period prior to April 1, 2013, the Company shall be entitled at its option to redeem up to $31.0 million in principal amount of the Securities at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.
6.	Notice of Redemption
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions set forth in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7.	Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), provided, however, that with respect to accrued but unpaid PIK Interest to the date of repurchase, such interest shall be paid in cash at 100% of the accrued and unpaid amount thereof.
8. Guarantee
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9.	Collateral
          The Securities will be entitled to the benefits of certain collateral pledged for the benefit of the Holders pursuant to the terms of the Security Documents, subject to the rights of holders of certain Indebtedness secured by Priority Liens. Reference is hereby made to the Security Documents and the Intercreditor Agreement for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the

26

Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Security agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.
10.	Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000; provided, however, that Securities may be issuable in denominations or multiples of less than $1,000 to the extent necessary to accommodate book-entry positions that have been created in denominations or multiples of less than $1,000 by the Depository Trust Company (“DTC”). A Holder may transfer or exchange Securities in accordance with the Indenture and the restrictions set forth in the Securities. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
11.	Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
12.	Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
13.	Discharge and Defeasance
          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
14.	Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and

27

(b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of a definitive note in registered certificated form, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to conform the text of the Indenture, the Security Documents or the Securities to any provision of the “Description of the Notes” Section of the Confidential Offering Circular of the Company dated March 11, 2010, to the extent that such provision in such Section was intended by the Company to be a verbatim recitation of a provision of the Indenture, the Securities or the Subsidiary Guarantees or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities, or to evidence and provide for the acceptance and appointment of a successor Trustee.
15.	Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of cash interest or PIK Interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $30,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30,000,000; (g) cessation of the full force and effect of any Subsidiary Guaranty, except as permitted by the Indenture, or a Subsidiary Guarantor’s denial or disaffirmation of its obligations under its Subsidiary Guaranty; and (h) the invalidity or unenforceability of material security interests purported to be created under any Security Document. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Security Documents or the Securities unless it receives indemnity or security satisfactory to it.

28

Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
16.	Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17.	No Recourse Against Others
          A director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
18.	Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
19.	Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20.	CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

29

21.	Holders’ Compliance with Registration Rights Agreement.
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.
22.	Governing Law.
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Alion Science and Technology
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
Attention: General Counsel

30
ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the earliest date that is no less than two years after the Issue Date and on which all such Securities (except for Securities held by an affiliate of the Company) are no longer subject to any restrictions on transfer under the Securities Act including those pursuant to Rule 144, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
     to the Company; or
(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

31
(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

32
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

33
[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this
Global Security (including for PIK Payments) have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

34
OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
          (Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A
[FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]*/**/***

*/	[If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.] [Note: Include asterisk and this note if a 144A Offering with registration rights]

**/	[If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.] [Note: Include asterisk and this note if a 144A Offering with registration rights.]

***	[Include Definitive Securities Legend]

2

No.	$
12% Senior Secured Notes due 2014
          Alion Science and Technology Corporation, a Delaware corporation, promises to pay to                                         , or registered assigns, the principal sum of                      Dollars on [, or such greater or lesser amounts (including any increases in such principal amount in the form of payment in kind interest) as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Security attached hereto]2 November 1, 2014.
          Interest Payment Dates: May 1 and November 1, commencing on May 1, 2010.
          Record Dates: May 1 and November 1.
          Additional provisions of this Security are set forth on the other side of this Security.
Dated:

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WILMINGTON TRUST COMPANY as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By
Authorized Signatory

[2]	Use if Global Note.

3

[FORM OF REVERSE SIDE OF [EXCHANGE] SECURITY
[OR PRIVATE EXCHANGE SECURITY]]
12% SENIOR SECURED NOTE DUE 2014
1. Interest
          Alion Science and Technology Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above, payable as set forth below[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue and be payable in cash on this Security (i) so long as the Company is subject to, and complies, subject to Rule 12b-25 of the Exchange Act, with, the periodic reporting requirements of the Exchange Act, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.00% per annum and (ii) otherwise, at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.00% per annum, in each case from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]3 The Company will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2010. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
          Interest on the Securities will be payable (1) at a rate of 10.000% per annum in cash (“Cash Interest”) and (2) at a rate of 2.000% per annum by increasing the principal amount of the Securities (“PIK Interest”). PIK Interest will be payable by increasing the principal amount of the outstanding Securities by an amount equal to the amount of PIK Interest for the applicable interest period rounded up to the nearest $1.00 (a “PIK Payment”). Cash Interest and PIK Interest will be paid to Holders on a pro rata basis. Following an increase in the principal amount of the outstanding Securities as a result of a PIK Payment, the Securities will accrue interest on such increased principal

[3]	Provision may not be necessary if the Exchange Offer is completed on a timely basis.

4

amount from and after the related interest payment date of such PIK Payment at the then current rate per annum at which interest accrues on the Securities. References herein to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of a PIK Payment. On any interest payment date on which the Company pays PIK Interest with respect to a global note, the principal amount of such global note shall increase by an amount equal to the interest payable, rounded up to the nearest $1,000, to be allocated for the credit of the Holders pro rata in accordance with their interests and rounded to the nearest $1.00 in accordance with the procedures of DTC. In the event of any discrepancy between the principal amount of a global note and the correspondence principal amount maintained by DTC in accordance with DTC procedures due to differences in rounding, the Trustee is authorized to adjust the principal amount of such global note to conform with the principal amount maintained by DTC.
2. Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture
          The Company issued the Securities under an Indenture dated as of March 22, 2010 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-

5

77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued as part of the Units on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains certain covenants that limit the ability of the Company and its Restricted Subsidiaries to Incur additional Indebtedness; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; issue or sell Capital Stock of Restricted Subsidiaries; engage in transactions with Affiliates; change its line of business; create certain Liens on assets; transfer or sell assets; Guarantee Indebtedness; restrict dividends or other payments of Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Subsidiaries; and engage in sale/ leaseback transactions. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to April 1, 2013.
          On and after April 1, 2013, the Company shall be entitled at its option to redeem all or a portion of the Securities from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Redemption
Period	Price
April 1, 2013 to September 30, 2013	105.0%
October 1, 2013 to March 31, 2014	103.0%
April 1, 2014 to Maturity	100.0%
          In addition, at any time prior to April, 2013, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 112.000%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of the aggregate principal amount of Securities (which

6

includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by any Affiliate of the Company); and (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.
          Prior to April 1, 2013, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
          In addition, not more than once in any twelve-month period prior to April 1, 2013, the Company shall be entitled at its option to redeem up to $31.0 million in principal amount of the Securities at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.
6. Notice of Redemption
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions set forth in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), provided, however, that with respect to accrued but unpaid PIK Interest to the date of repurchase, such interest shall be paid in cash at 100% of the accrued and unpaid amount thereof.
8. Guarantee
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

7

9. Collateral
          The Securities will be entitled to the benefits of certain collateral pledged for the benefit of the Holders pursuant to the terms of the Security Documents, subject to the rights of holders of certain Indebtedness secured by Priority Liens. Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Security agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.
10. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000; provided, however, that Securities may be issuable in denominations or multiples of less than $1,000 to the extent necessary to accommodate book-entry positions that have been created in denominations or multiples of less than $1,000 by the Depository Trust Company (“DTC”). A Holder may transfer or exchange Securities in accordance with the Indenture and the restrictions set forth in the Securities. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
11. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
12. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
13. Discharge and Defeasance
          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

8

14. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Documents or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of a definitive note in registered certificated form, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to conform the text of the Indenture or the Securities to any provision of the “Description of the Notes” Section of the Confidential Offering Circular of the Company dated March 11, 2010, to the extent that such provision in such Section was intended by the Company to be a verbatim recitation of a provision of the Indenture, the Securities or the Subsidiary Guarantees or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities, or to evidence and provide for the acceptance and appointment of a successor Trustee.
15. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of cash interest or PIK Interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $30,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30,000,000; (g) cessation of the full force and effect of any Subsidiary Guaranty, except as permitted by the Indenture, or a Subsidiary Guarantor’s denial or disaffirmation of its obligations under its Subsidiary Guaranty; and (h) the invalidity or unenforceability of material security interests purported to be created under any Security Document. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the

9

Securities being due and payable immediately upon the occurrence of such Events of Default.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Security Documents or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
16. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17. No Recourse Against Others
          A director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
18. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
19. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of

10

redemption and reliance may be placed only on the other identification numbers placed thereon.
21. Holders’ Compliance with Registration Rights Agreement.
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.4
22. Governing Law.
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Alion Science and Technology
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
Attention: General Counsel

[4]	Provision may not be necessary if the Exchange Offer is completed on a timely basis.

11

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX
Form of
Transferee Letter of Representation
Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
In care of
Wilmington Trust Company
1100 N. Market Street
Wilmington, DE 19890
Ladies and Gentlemen:
     This certificate is delivered to request a transfer of $[     ] principal amount of the 12% Senior Secured Notes due 2014 (the “Securities”) of Alion Science and Technology Corporation (the “Company”).
     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.
TRANSFEREE:                                                               ,
by:

EXHIBIT B
[FORM OF UNIT]
[Restricted Securities Legend]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND IN EACH OF CASES (III), (IV) AND (V) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES

2

AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
[Definitive Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE DATED MARCH 22, 2010 RELATING NOTES AND THE WARRANT AGREEMENT DATED MARCH 22, 2010 RELATING TO THE WARRANTS.
[Separability Legend]
          THE NOTES AND WARRANTS WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12% SENIOR SECURED NOTES DUE NOVEMBER 1, 2014 (A “NOTE”) OF ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND ONE WARRANT (A “WARRANT”) TO PURCHASE 1.9439 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. THE NOTES AND WARRANTS COMPRISING THE UNITS WILL NOT BE PERMITTED TO TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE DATE THAT IS THREE MONTHS AFTER THE WARRANTS ISSUE DATE AND (II) THE DATE OF THE CLOSING OF AN EXCHANGE OFFER FOR THE NOTES OR THE EFFECTIVE DATE OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES.
[Regulation S Legend]

3

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
          UNTIL ONE YEAR AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

4

No.
Units, Each Consisting of $1,000 Principal Amount of 12% Senior Secured Notes due 2014 and One Warrant to Purchase 1.9439 Shares of Common Stock of Alion Science and Technology Corporation
          THIS CERTIFIES THAT [          ], or its registered assigns, is the registered holder of the number of Units set forth above.
          Each Unit (“Unit”) consists of $1,000 principal amount of 12% Senior Secured Notes (the “Notes”) due 2014 and one Warrant (the “Warrant”) to purchase 1.9439 shares of the common stock, par value $.01 per share, of Alion Science and Technology Corporation, a Delaware corporation (the “Company”). When this certificate is authenticated by the Trustee (as defined below), the terms of the Notes forming part of each Unit shall be governed by the terms set forth in the form of global Note attached hereto as Unit Appendix A and the Indenture, dated as of March 22, 2010 (the “Indenture”), among the Company, the subsidiary guarantors named therein and Wilmington Trust Company, as Trustee (the “Trustee”), and the terms of the Warrants forming part of each Unit shall be governed by the terms set forth in the form of global Warrant attached hereto as Unit Appendix B and the Warrant Agreement (the “Warrant Agreement”), dated as of March 22, 2010, between the Company and Wilmington Trust Company, as Warrant Agent.
Dated:

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WILMINGTON TRUST COMPANY as Trustee, certifies that this is one of the Units referred to in the Indenture.
By
Authorized Signatory

UNIT APPENDIX A
[FORM OF FACE OF NOTE]
[OID Legend]
          FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE ALLOCATED TO THE NOTE IS $907.95 AND THE ISSUE DATE IS MARCH 22, 2010.
          BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: ALION SCIENCE AND TECHNOLOGY COMPANY, 1750 TYSONS BOULEVARD, SUITE 1300, MCLEAN, VA 22102, ATTENTION: GENERAL COUNSEL.
[Restricted Securities Legend]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR

6

INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND IN EACH OF CASES (III), (IV) AND (V) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
[Definitive Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Separability Legend]
          THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH

7

CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12% SENIOR SECURED NOTES DUE NOVEMBER 1, 2014 (A “NOTE”) OF ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND ONE WARRANT (A “WARRANT”) TO PURCHASE 1.9439 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. THE NOTES AND WARRANTS COMPRISING THE UNITS WILL NOT BE PERMITTED TO TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE DATE THAT IS THREE MONTHS AFTER THE WARRANTS ISSUE DATE AND (II) THE DATE OF THE CLOSING OF AN EXCHANGE OFFER FOR THE NOTES OR THE EFFECTIVE DATE OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES.
[Regulation S Legend]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
          UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

8

No.	$
12% Senior Secured Notes due 2014
          Alion Science and Technology Corporation, a Delaware corporation, promises to pay to                                                                       , or registered assigns, the principal sum of                           Dollars [, or such greater or lesser amounts (including any increases in such principal amount in the form of payment in kind interest) as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Security attached hereto]5 on November 1, 2014.
          Interest Payment Dates: May 1 and November 1, commencing on May 1, 2010.
          Record Dates: April 15 and October 15.
          Additional provisions of this Security are set forth on the other side of this Security.
Dated:

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WILMINGTON TRUST COMPANY as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By
Authorized Signatory

[5]	Use if Global Note.

9

[FORM OF REVERSE SIDE OF INITIAL SECURITY]
12% SENIOR SECURED NOTE DUE 2014
1. Interest
          Alion Science and Technology Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above, payable as set forth below; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue and be payable in cash on this Security (i) so long as the Company is subject to, and complies, subject to Rule 12b-25 of the Exchange Act, with, the periodic reporting requirements of the Exchange Act, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.00% per annum and (ii) otherwise, at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.00% per annum, in each case from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2010. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
          Interest on the Securities will be payable (1) at a rate of 10.000% per annum in cash (“Cash Interest”) and (2) at a rate of 2.000% per annum by increasing the principal amount of the Securities (“PIK Interest”). PIK Interest will be payable by increasing the principal amount of the outstanding Securities by an amount equal to the amount of PIK Interest for the applicable interest period rounded up to the nearest $1.00 (a “PIK Payment”). Cash Interest and PIK Interest will be paid to Holders on a pro rata basis. Following an increase in the principal amount of the outstanding Securities as a result of a PIK Payment, the Securities will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment at the then current rate per annum at which interest accrues on the Securities. References herein to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of a PIK Payment. On any interest payment date on which the Company pays PIK Interest with respect to a global note, the principal amount of such global note shall increase by an amount equal to the interest payable, rounded up to the nearest $1,000, to be allocated for the credit of the Holders pro rata in accordance

10

with their interests and rounded to the nearest $1.00 in accordance with the procedures of DTC. In the event of any discrepancy between the principal amount of a global note and the corresponding principal amount maintained by DTC in accordance with DTC procedures due to differences in rounding, the Trustee is authorized to adjust the principal amount of such global note to conform with the principal amount maintained by DTC.
2. Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated or organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture
          The Company issued the Securities under an Indenture dated as of March 22, 2010 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

11

          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued as part of the Units on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains certain covenants that limit the ability of the Company and its Restricted Subsidiaries to Incur additional Indebtedness; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; issue or sell Capital Stock of Restricted Subsidiaries; engage in transactions with Affiliates; change its line of business; create certain Liens on assets; transfer or sell assets; Guarantee Indebtedness; restrict dividends or other payments of Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Subsidiaries; and engage in sale/ leaseback transactions. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to April 1, 2013.
          On and after April 1, 2013, the Company shall be entitled at its option to redeem all or a portion of the Securities from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Redemption
Period	Price

April 1, 2013 to September 30, 2013	105.0%
October 1, 2013 to March 31, 2014	103.0%
April 1, 2014 to Maturity	100.0%
          In addition, at any time prior to April 1, 2013, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 112.000%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of the aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or

12

indirectly, by any Affiliate of the Company); and (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.
          Prior to April 1, 2013, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
          In addition, not more than once in any twelve-month period prior to April 1, 2013, the Company shall be entitled at its option to redeem up to $31.0 million in principal amount of the Securities at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.
6. Notice of Redemption
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions set forth in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), provided, however, that with respect to accrued but unpaid PIK Interest to the date of repurchase, such interest shall be paid in cash at 100% of the accrued and unpaid amount thereof.
8. Guarantee
          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

13

9. Collateral
(A)The Securities will be entitled to the benefits of certain collateral pledged for the benefit of the Holders pursuant to the terms of the Security Documents, subject to the rights of holders of certain Indebtedness secured by Priority Liens. Reference is hereby made to the Security Documents and the Intercreditor Agreement for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Subsidiary Guarantors, the Collateral Agent, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Security agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.
10. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000; provided, however, that Securities may be issuable in denominations or multiples of less than $1,000 to the extent necessary to accommodate book-entry positions that have been created in denominations or multiples of less than $1,000 by the Depository Trust Company (“DTC”). A Holder may transfer or exchange Securities in accordance with the Indenture and the restrictions set forth in the Securities. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
11. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
12. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14

13. Discharge and Defeasance
          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
14. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of a definitive note in registered certificated form, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to conform the text of the Indenture, the Security Documents or the Securities to any provision of the “Description of the Notes” Section of the Confidential Offering Circular of the Company dated March 11, 2010, to the extent that such provision in such Section was intended by the Company to be a verbatim recitation of a provision of the Indenture, the Securities or the Subsidiary Guarantees or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities, or to evidence and provide for the acceptance and appointment of a successor Trustee.
15. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of cash interest or PIK Interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so

15

unpaid) exceeds $30,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30,000,000; (g) cessation of the full force and effect of any Subsidiary Guaranty, except as permitted by the Indenture, or a Subsidiary Guarantor’s denial or disaffirmation of its obligations under its Subsidiary Guaranty; and (h) the invalidity or unenforceability of material security interests purported to be created under any Security Document. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Security Documents or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
16. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17. No Recourse Against Others
          A director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
18. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16

19. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21. Holders’ Compliance with Registration Rights Agreement.
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.
22. Governing Law.
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Alion Science and Technology
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
Attention: General Counsel

17
ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
          (Print or type assignee’s name, address and zip code)
          (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                 agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the earliest date that is no less than two years after the Issue Date and on which all such Securities (except for Securities held by an affiliate of the Company) are no longer subject to any restrictions on transfer under the Securities Act including those pursuant to Rule 144, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
          to the Company; or
(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

18

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

19

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________

Notice: To be executed by an executive officer

20

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this
Global Security (including for PIK Payments) have been made:

Principal
amount of this
		Amount of	Global	Signature of
	Amount of decrease	increase in	Security	authorized officer
	in Principal amount	Principal amount of	following such	of Trustee or
Date of	of this Global	this Global	decrease or	Securities
Exchange	Security	Security	increase)	Custodian

21

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

UNIT APPENDIX B
[FORM OF FACE OF WARRANT CERTIFICATE]
[Restricted Securities Legend]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND IN EACH OF CASES (III), (IV) AND (V) SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY

23

REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
[Definitive Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.
[Separability Legend]
          THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12% SENIOR SECURED NOTES DUE NOVEMBER 1, 2014 (A “NOTE”) OF ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND ONE WARRANT (A “WARRANT”) TO PURCHASE 1.9439 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. THE NOTES AND WARRANTS COMPRISING THE UNITS WILL NOT BE PERMITTED TO TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE DATE THAT IS THREE MONTHS AFTER THE WARRANTS ISSUE DATE AND (II) THE DATE OF THE CLOSING OF AN EXCHANGE OFFER FOR THE NOTES OR THE EFFECTIVE DATE OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES.
[Regulation S Legend]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL

24

APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
          UNTIL ONE YEAR AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.
[Drag Legend]
          ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS (INCLUDING DRAG-ALONG RIGHTS) SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MARCH 22, 2010 BETWEEN ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “COMPANY”) AND WILMINGTON TRUST COMPANY, SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.

25

No. [ ]	Certificate for [ ] Warrants
WARRANTS TO PURCHASE COMMON STOCK OF
ALION SCIENCE AND TECHNOLOGY CORPORATION
          THIS CERTIFIES THAT [                                        ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (“the Company”), 1.9439 shares of Common Stock, par value of $0.01 per share, of the Company (the “Common Stock”) at the per share exercise price of $0.01 (the “Exercise Price”), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on March 15, 2017 (the “Expiration Date”) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.
          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of March 22, 2010 (the “Warrant Agreement”), between the Company and Wilmington Trust Company (in such capacity, the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 1100 North Market Street, Wilmington, DE 19890-1615, Attention: Corporate Capital Markets.
          Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2)

26

a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.
          As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day after the first anniversary of the Warrants Issue Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if (i) the exercise is pursuant to an effective registration statement under the Securities Act or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after March 15, 2017.
          In the event of a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Combination, less the Exercise Price.
          As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.
          If the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “Trust”) proposes to sell 75% or more of the common stock of the Company to a bona fide unaffiliated third party or parties on an arm’s length basis in a single transaction or series of related transactions for cash or unrestricted marketable securities traded on U.S. stock exchange, over the counter or on a bulletin board, the Trust will have the right on 20 days notice to require the Holders to exercise, within 15 days after receipt of written notice from the Trust, all or a portion of their Warrants and to sell the shares underlying their Warrants that they obtain through their exercise, and to sell all or certain shares underlying Warrants they exercised in the past that they still hold, subject to certain limitations. If any Warrant holder fails to exercise within such 15 days, the Warrant holder will be deemed to have made a Cashless Exercise. The Trust’s drag-along rights will expire upon the consummation by the Company of a Qualified Public Offering.
          The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of

27

the Warrant Certificates pursuant to Section 2.04 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.
          Upon any partial exercise of the Warrants in certificated form, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.
          All shares of Common Stock issuable by the Company upon the exercise of the Warrants and payment therefor shall, upon such issue, be duly and validly issued and fully paid and non-assessable.
          The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.
          The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.
          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

ALION SCIENCE AND TECHNOLOGY CORPORATION,
by
Name:
Title:

by
Name:
Title:

DATED:
Countersigned:

28

WILMINGTON TRUST COMPANY, as Warrant Agent,
by
Authorized Signatory

29

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Warrants)
ALION SCIENCE AND TECHNOLOGY CORPORATION
          The undersigned hereby irrevocably elects to exercise                                          Warrants to acquire shares of Common Stock, par value $0.01 per share, of ALION SCIENCE AND TECHNOLOGY CORPORATION, at an exercise price per share of Common Stock of $0.01, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ALION SCIENCE AND TECHNOLOGY CORPORATION and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.
          The undersigned hereby acknowledges the restrictions on transfer of the Warrant Shares as set forth fully in the Warrant Agreement. By accepting delivery of the Warrant Shares, any transferee shall be deemed to have agreed to be bound by the transfer restrictions contained in the Warrant Agreement as if the transferee had executed and delivered the Warrant Agreement.
Date:                     ,

[6]

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

[6]	The signature must correspond with the name as written upon the face of the within Warrant Certificate (or the DTC participant in the case of book-entry Warrants) in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

30

Securities and/or check to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:
A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

31

          In connection with any transfer of any of the Warrants evidenced by this certificate occurring prior to the latter of: (i) the earliest date that is no less than two years after the Warrants Issue Date and on which all such Warrants (except for Warrants held by an affiliate of the Company) are no longer subject to any restrictions on transfer under the Securities Act including those pursuant to Rule 144 and (ii) the last date, if any, on which such Warrants were owned by the Company or any Affiliate of the Company, the undersigned certifies that such Warrants are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to Rule 144A under the Securities Act of 1933; or

(5)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
          If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:
          the offer of the Warrants was not made to a person in the United States;
          either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
          no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;
          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
          we have advised the transferee of the transfer restrictions applicable to the Warrants and the Warrant Shares;

32

          if the circumstances set forth in Rule 904(b)(1) under the Securities Act are applicable, either (a) neither we nor any person acting on our behalf knows that the transferee is a U.S. person or (b) we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Warrants may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S only in accordance with Regulation S; pursuant to registration of the Warrants under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and
     we have advised the transferee that hedging transactions involving the Units or the Warrants may not be conducted unless in compliance with the Securities Act.
          Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Warrant Agent may require, prior to registering any such transfer of the Warrants, such legal opinions, additional certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.
Signature

Signature Guarantee:

Signature must be guaranteed	Signature

33

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY7
          The following increases or decreases in this Global Security:

Number of
			Warrants in	Signature
			this Global	of
		Increase in	Warrant	authorized
	Decrease in number	number of	Certificate	officer of
Date of	of Warrants in	Warrants in this	following	Warrant
Exchange	this Global Security	Global Security	such change	Agent

[7]	To be included only if the Warrant is in global form.